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                                                                   EXHIBIT 10.1


                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT
                             OF EDWARD D. MCKERNAN

         THIS FIRST AMENDMENT to that certain Employment Agreement ("Original Agreement") effective as of January 1, 2002, by and between Global Preferred Holdings, Inc., a Delaware corporation (the "Company"), and Edward F. McKernan ("You" or "Your", and together with the Company, collectively referred to as the "Parties") is made effective as of the 1st day of April, 2003 (the "Effective Date") between the Parties.

                                  WITNESSETH:

         WHEREAS, the Parties each desire to modify certain terms of the Original Agreement, as set forth in this Amendment;

         NOW THEREFORE, in consideration of the mutual premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged by the Parties hereto, the Parties, intending to be legally bound, hereby agree as follows:

         1. Defined Terms. All defined terms in the Original Agreement shall have the same meaning herein unless the context requires otherwise or unless redefined herein.

         2. Amendment. Section 3 of the Original Agreement shall be amended by deleting the first sentence of such section in its entirety and replacing it with the following:

                  "The term of this Agreement shall be for a period beginning on the Effective Date and ending on December 31, 2005 (the "Initial Term")."

         4. Waiver and Acknowledgement. As additional consideration for this Amendment, you hereby agree and acknowledge that the provisions of Section 2(C) of the Original Agreement are deleted and deemed void ab initio. You release any and all rights you had, now have or shall in the future have pursuant to the terms of such Section 2(C) and agree that the Company is under no obligation with respect to the matters described therein.

         5. Choice of Law. This Amendment will be governed by the internal law, and not the laws of conflicts, of the State of Georgia.

         6. Remaining Provisions. All other terms and conditions of the Original Agreement not modified by this Amendment shall remain as originally set forth in the Original Agreement.

         7. Counterparts. This Amendment may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.


                       SIGNATURES BEGIN ON THE NEXT PAGE.
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth herein above.


                                GLOBAL PREFERRED HOLDINGS, INC.


                                By: /s/ Bradley E. Barks
                                  ---------------------------------------------
                                  Bradley E. Barks
                                  Chief Financial Officer


                                  /s/ Edward F. McKernan
                                  ---------------------------------------------
                                  EDWARD F. MCKERNAN